Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)
Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	959	113,277		16,917	44,456	36,094	14,942	868
Seniors Housing Triple-net	17	373	31,041		—	5,436	14,731	9,123	1,751
Outpatient Medical	17	435	25,864,057	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	31	241	30,507		—	—	824	10	29,673
Total	19	2,008

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	1Q22 NOI	1Q23 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	746	$175,325	$216,304	23.4%	882	$959,844	45.9%
Seniors Housing Triple-net	339	94,203	94,408	0.2%	366	398,356	19.0%
Outpatient Medical	371	108,201	109,983	1.6%	419	489,400	23.4%
Long-Term/Post-Acute Care	76	22,364	23,308	4.2%	232	245,624	11.7%
Total	1,532	$400,093	$444,003	11.0%	1,899	$2,093,224	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	79.8%	n/a	n/a	97.2%	1.2%	0.6%	1.0%
Seniors Housing Triple-net	79.5%	0.86	1.17	91.2%	3.4%	0.7%	4.7%
Outpatient Medical	94.0%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	82.2%	1.33	1.61	26.0%	39.9%	34.1%	—%
Total		0.95	1.25	94.0%	2.9%	2.0%	1.1%

Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 18 and 19 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 18 for reconciliation.
(5) Data as of March 31, 2023 for Seniors Housing Operating and Outpatient Medical and December 31, 2022 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Integra Healthcare Properties	147	$—	$—	$—	$152,088	$152,088	7.3%
Sunrise Senior Living	127	139,348	—	—	—	139,348	6.7%
StoryPoint Senior Living	74	33,712	44,108	—	—	77,820	3.7%
Cogir Management Corporation	49	76,816	—	—	—	76,816	3.7%
Belmont Village	21	71,136	—	—	—	71,136	3.4%
Atria Senior Living	92	70,972	—	—	—	70,972	3.4%
Avery Healthcare	62	4,664	64,748	—	—	69,412	3.3%
Oakmont Management Group	33	69,012	—	—	—	69,012	3.3%
Brookdale Senior Living	85	(648)	66,148	—	—	65,500	3.1%
Sagora Senior Living	40	39,932	15,476	—	—	55,408	2.6%
Remaining	1,169	454,900	207,876	489,400	93,536	1,245,712	59.5%
Total	1,899	$959,844	$398,356	$489,400	$245,624	$2,093,224	100.0%

By Country:
United States	1,612	$767,920	$319,828	$489,400	$238,824	$1,815,972	86.8%
United Kingdom	133	66,444	75,064	—	—	141,508	6.8%
Canada	154	125,480	3,464	—	6,800	135,744	6.4%
Total	1,899	$959,844	$398,356	$489,400	$245,624	$2,093,224	100.0%

By MSA:
Los Angeles	72	$64,776	$19,896	$32,860	$—	$117,532	5.6%
New York / New Jersey	84	56,744	13,188	36,872	5,960	112,764	5.4%
Washington D.C.	58	41,048	8,000	26,132	32,008	107,188	5.1%
Dallas	61	43,528	4,128	28,748	4,384	80,788	3.9%
Philadelphia	46	13,708	5,188	18,380	28,612	65,888	3.1%
Greater London	53	40,060	16,136	—	—	56,196	2.7%
San Diego	19	19,956	6,860	12,796	2,984	42,596	2.0%
San Francisco	23	29,868	10,652	1,896	—	42,416	2.0%
Houston	36	6,292	2,320	30,880	—	39,492	1.9%
Chicago	46	13,200	11,652	7,688	5,784	38,324	1.8%
Charlotte	26	1,088	10,552	22,936	—	34,576	1.7%
Montréal	24	32,948	—	—	—	32,948	1.6%
Raleigh	13	7,232	18,904	3,772	—	29,908	1.4%
Minneapolis	20	(820)	16,984	13,552	—	29,716	1.4%
Seattle	31	8,664	3,540	14,772	—	26,976	1.3%
Indianapolis	17	3,656	13,616	556	8,924	26,752	1.3%
Boston	25	18,260	5,288	2,732	—	26,280	1.3%
Toronto	25	26,100	—	—	—	26,100	1.2%
Miami	36	160	1,364	16,232	6,684	24,440	1.2%
Kansas City	24	7,092	9,812	700	6,100	23,704	1.1%
Remaining	1,160	526,284	220,276	217,896	144,184	1,108,640	53.0%
Total	1,899	$959,844	$398,356	$489,400	$245,624	$2,093,224	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	1Q22	2Q22	3Q22	4Q22	1Q23
Properties	805	836	870	882	885
Units	80,402	84,782	87,375	88,783	89,240
Total occupancy	76.3%	77.1%	78.0%	78.3%	79.0%
Total revenues	$969,979	$1,000,962	$1,061,753	$1,095,146	$1,143,744
Operating expenses	774,936	777,178	831,556	866,482	894,981
NOI	$195,043	$223,784	$230,197	$228,664	$248,763
NOI margin	20.1%	22.4%	21.7%	20.9%	21.7%
Recurring cap-ex	$23,325	$26,806	$31,513	$36,923	$26,848
Other cap-ex	$45,988	$57,225	$56,878	$75,545	$45,557

Same Store Performance(2)	1Q22	2Q22	3Q22	4Q22	1Q23
Properties	746	746	746	746	746
Occupancy	77.0%	77.8%	78.8%	79.3%	79.4%
Same store revenues	$878,092	$899,199	$925,588	$948,953	$965,881
Compensation	414,013	423,458	434,039	442,344	446,184
Utilities	45,952	40,650	49,536	48,561	52,371
Food	34,138	37,265	38,111	40,507	38,118
Repairs and maintenance	28,460	28,226	28,577	28,157	28,752
Property taxes	35,837	35,306	35,216	31,158	35,299
All other	144,367	144,657	146,228	154,075	148,853
Same store operating expenses	702,767	709,562	731,707	744,802	749,577
Same store NOI	$175,325	$189,637	$193,881	$204,151	$216,304
Same store NOI margin %	20.0%	21.1%	20.9%	21.5%	22.4%
Year over year NOI growth rate					23.4%
Year over year revenue growth rate					10.0%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Core Markets	1Q23 NOI	% of Total
Sunrise Senior Living	127	10,139	100.0%	Southern California	$26,015	10.5%
Cogir Management Corporation	49	7,168	89.1%	Northern California	17,325	7.0%
Belmont Village	21	2,804	95.0%	New York / New Jersey	13,658	5.5%
Atria Senior Living	92	10,924	100.0%	Greater London, UK	10,045	4.0%
Oakmont Management Group	33	4,040	100.0%	Washington D.C.	10,081	4.1%
Revera	78	7,262	75.0%	Montréal, QC	8,341	3.4%
Legend Senior Living	37	2,809	93.3%	Toronto, ON	6,574	2.6%
Brandywine Living	29	2,704	99.6%	Boston, MA	4,475	1.8%
Sagora Senior Living	18	2,884	97.5%	Seattle, WA	2,597	1.0%
Clover	36	3,950	90.4%	Vancouver, BC	2,463	1.0%
StoryPoint Senior Living	42	4,242	98.5%	Birmingham, UK	2,030	0.8%
Signature UK	33	2,401	82.8%	Manchester, UK	1,730	0.7%
Care UK	26	1,806	100.0%	Ottawa, ON	1,306	0.5%
Pegasus	35	3,791	99.0%	Core Markets	106,640	42.9%
Remaining	226	22,228		All Other	142,123	57.1%
Total	882	89,152		Total	$248,763	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 18 and 19 for reconciliation.
(3) Represents partner concentration based on annualized In Place NOI for the quarter ended March 31, 2023. Property count and pro rata units represent the In Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
< 0.85x	1.7%	0.1%	1.8%	12	6	4.9%	0.5%	5.4%	11	12
0.85x - 0.95x	0.6%	—%	0.6%	16	1	4.0%	0.8%	4.8%	11	5
0.95x - 1.05x	2.3%	—%	2.3%	8	3	3.2%	—%	3.2%	6	1
1.05x - 1.15x	2.3%	1.2%	3.5%	12	5	3.3%	—%	3.3%	12	2
1.15x - 1.25x	3.2%	—%	3.2%	6	1	1.1%	—%	1.1%	15	2
1.25x - 1.35x	3.3%	—%	3.3%	12	2	—%	1.1%	1.1%	9	1
> 1.35x	3.1%	2.6%	5.7%	11	9	—%	1.5%	1.5%	13	4
Total	16.5%	3.9%	20.4%	11	27	16.5%	3.9%	20.4%	11	27

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2023	$—	$53,058	$2,159	$10,833	$66,050	5.0%
2024	13,088	59,213	—	23,732	96,033	7.3%
2025	5,667	41,781	—	10,670	58,118	4.4%
2026	36,245	44,938	9,147	95,375	185,705	14.1%
2027	—	40,456	1,182	6,839	48,477	3.7%
2028	5,237	32,383	5,246	374	43,240	3.3%
2029	4,091	31,869	—	429	36,389	2.8%
2030	40,895	34,526	28,320	144	103,885	7.9%
2031	6,390	44,935	4,310	233	55,868	4.2%
2032	58,026	35,265	15,338	—	108,629	8.3%
Thereafter	204,854	110,191	194,960	2,457	512,462	39.0%
	$374,493	$528,615	$260,662	$151,086	$1,314,856	100.0%

Weighted Avg Maturity Years	10	6	15	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of December 31, 2022 for stable portfolio only. Agreements included represent 66% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 18 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	1Q22	2Q22	3Q22	4Q22	1Q23
Properties	379	384	386	389	419
Square feet	18,079,918	18,452,459	18,665,903	18,844,516	20,188,159
Occupancy	94.7%	94.5%	94.5%	94.2%	94.0%
Total revenues	$163,597	$166,220	$171,990	$176,816	$185,190
Operating expenses	50,599	51,177	53,684	53,259	58,977
NOI	$112,998	$115,043	$118,306	$123,557	$126,213
NOI margin	69.1%	69.2%	68.8%	69.9%	68.2%
Revenues per square foot	$36.19	$36.03	$37.15	$37.53	$36.69
NOI per square foot	$25.00	$24.94	$25.55	$26.23	$25.01
Recurring cap-ex	$9,141	$12,752	$13,470	$25,200	$10,666
Other cap-ex	$1,594	$2,303	$2,472	$5,633	$5,118

Same Store Performance(2)	1Q22	2Q22	3Q22	4Q22	1Q23
Properties	371	371	371	371	371
Occupancy	94.7%	94.9%	94.9%	95.0%	94.9%
Same store revenues	$156,708	$156,579	$157,591	$158,367	$162,602
Same store operating expenses	48,507	48,833	49,747	48,737	52,619
Same store NOI	$108,201	$107,746	$107,844	$109,630	$109,983
NOI margin	69.0%	68.8%	68.4%	69.2%	67.6%
Year over year NOI growth rate					1.6%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$29,230	5.5%	Health system affiliated properties as % of NOI(3)	88.1%
Common Spirit Health	19,712	3.7%	Health system affiliated tenants as % of rental income(3)	60.2%
Novant Health	15,497	2.9%	Retention (trailing twelve months)(3)	91.2%
Summit Health	14,313	2.7%	In-house managed properties as % of square feet(3,4)	86.0%
Providence Health & Services	14,050	2.7%	Average remaining lease term (years)(3)	6.4
Remaining portfolio	435,813	82.5%	Average building size (square feet)(3)	59,877
Total	$528,615	100.0%	Average age (years)	17

Expirations(3)	2023	2024	2025	2026	2027	Thereafter
Occupied square feet	1,916,594	2,007,400	1,452,230	1,700,306	1,465,101	10,445,519
% of occupied square feet	10.1%	10.6%	7.6%	9.0%	7.7%	55.0%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 371 same store properties representing 17,354,227 square feet. See pages 18 and 19 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2019	2020	2021	2022	1Q23	19-23 Total
Count	27	12	35	27	11	127
Total	$4,073,554	$910,217	$4,101,534	$2,785,739	$443,240	$12,314,284
Low	7,550	6,201	5,000	6,485	19,967	5,000
Median	38,800	48,490	45,157	66,074	78,250	48,793
High	1,250,000	235,387	1,576,642	389,149	140,172	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Payoffs	Yield
January	$294,202	6.6%	$16,156	-2.3%	$90,072	9.9%
February	153,624	8.0%	—	—%	—	—%
March	80,706	11.2%	58,674	2.9%	2,000	—%
Total	$528,532	7.7%	$74,830	1.8%	$92,072	9.7%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	First Quarter 2023
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	2	191	units	$104,539	$19,967
Seniors Housing Triple-net	8	612	units	122,217	74,797
Outpatient Medical	29	1,297,917	sf	268	348,476
Loan funding					85,292
Total acquisitions and loan funding(2)	39				528,532	7.7%

Development Funding(3)
Development projects:
Seniors Housing Operating	43	6,830	units		149,299
Seniors Housing Triple-net	1	191	units		5,953
Outpatient Medical	7	590,764	sf		65,401
Total development projects	51				220,653
Expansion projects:
Seniors Housing Operating	2	160	units		3,342
Outpatient Medical	8	306,475	sf		32,950
Total expansion projects	10				36,292

Total development funding	61				256,945	6.8%

Total gross investments					785,477	7.4%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	1	18	units	18,889	323
Seniors Housing Triple-net	1	57	units	35,088	2,000
Long-Term/Post-Acute Care	—	—	beds	—	74,279
Loan payoffs					15,470
Total dispositions and loan payoffs(5)	2				92,072	9.7%

Net investments (dispositions)					$693,405

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

Property Acquisitions Detail
Operator / Health System	Units	Location				MSA
Seniors Housing Operating
StoryPoint Senior Living	98	1695 Queens Gate Circle	Cuyahoga Falls	OH	US	Akron, OH
StoryPoint Senior Living	93	181 Applegrove Street Northeast	Canton	OH	US	Canton, OH
Total	191

Seniors Housing Triple-net
Healthcare Ireland Group	89	23 Bannview Road	Banbridge	Northern Ireland	UK	Newry and Banbridge
Healthcare Ireland Group	92	420 Crumlin Road	Belfast	Northern Ireland	UK	Belfast
Healthcare Ireland Group	66	250 Ballygomartin Road	Belfast	Northern Ireland	UK	Belfast
Healthcare Ireland Group	66	375 North Queen Street	Belfast	Northern Ireland	UK	Belfast
Healthcare Ireland Group	86	28 Broughshane Road	Ballymena	Northern Ireland	UK	Ballymena
Healthcare Ireland Group	66	2-6 Carncome Road	Connor	Northern Ireland	UK	Ballymena
Healthcare Ireland Group	79	299 Kingsway	Dunmurry, Belfast	Northern Ireland	UK	Belfast
Healthcare Ireland Group	68	36 Mill Road	Newtownabbey	Northern Ireland	UK	Belfast
Total	612

Outpatient Medical	Sq. Feet
Fresenius Medical Care	15,163	497 Winn Way	Decatur	GA	US	Atlanta, GA
LifePoint Health	29,512	5604 Southwest Lee Boulevard	Lawton	OK	US	Lawton, OK
LifePoint Health	32,871	5606 Southwest Lee Boulevard	Lawton	OK	US	Lawton, OK
Bon Secours Mercy Health	59,609	2055 Hospital Drive	Batavia	OH	US	Cincinnati, OH
Community Health Systems	62,436	2200 Highway 61 North	Vicksburg	MS	US	Vicksburg, MS
Emory Healthcare	15,940	484 Irvin Court	Decatur	GA	US	Atlanta, GA
Emory Healthcare	21,707	465 Winn Way	Decatur	GA	US	Atlanta, GA
Emory Healthcare	16,090	495 Winn Way	Decatur	GA	US	Atlanta, GA
Emory Healthcare	17,828	500 Irvin Court	Decatur	GA	US	Atlanta, GA
Episcopal Health Foundation	10,053	2112 Regional Medical Drive	Wharton	TX	US	El Campo, TX
Franciscan Alliance	24,303	7847 Calumet Avenue	Munster	IN	US	Chicago, IL
Franciscan Alliance	120,218	7905 Calumet Avenue	Munster	IN	US	Chicago, IL
Green Clinic	112,035	1200 South Farmerville Street	Ruston	LA	US	Ruston, LA
Memorial Hermann Health System	9,845	2112 Regional Medical Drive	Wharton	TX	US	El Campo, TX
MultiCare Health System, Inc.	95,670	601 West 5th Avenue	Spokane	WA	US	Spokane, WA
Northside Hospital Health System	17,090	487 Winn Way	Decatur	GA	US	Atlanta, GA
Intermountain Healthcare	34,198	1159 East 200 North	American Fork	UT	US	Provo, UT
TMI Sports Medicine	21,234	3533 Matlock Road	Arlington	TX	US	Dallas, TX
Riverside Health System	14,031	110 Wimbledon Square	Chesapeake	VA	US	Virginia Beach, VA
St. Lukes Des Peres Hospital	62,485	1010 - 1090 Old Des Peres Road	Des Peres	MO	US	St. Louis, MO
UPMC	29,904	1824 Good Hope Road	Enola	PA	US	Harrisburg, PA
Southcoast Health	41,585	235 Hanover Street	Fall River	MA	US	Providence, RI
Unaffiliated	34,950	140 North Litchfield Road	Goodyear	AZ	US	Phoenix, AZ
Duly Health and Care	28,455	330 Madison Street	Joliet	IL	US	Chicago, IL
BJC Healthcare	20,808	5000 Manchester Avenue	St. Louis	MO	US	St. Louis, MO
BJC Healthcare	40,076	8888 Ladue Road	St. Louis	MO	US	St. Louis, MO
SSM Health Care	96,343	555 North New Ballas Road	St. Louis	MO	US	St. Louis, MO
Unaffiliated	173,853	2021 K Street Northwest	Washington	D.C.	US	Washington D.C.
UnitedHealth Group	39,625	3631 North Morrison Road	Muncie	IN	US	Muncie, IN
Total	1,297,917

(1) Please refer to the 1Q23 Welltower Facility Address List in the Investors section of our website for further details.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 03/31/23	Estimated Conversion(3)

Seniors Housing Operating
New York, NY	158	—	—	71	87	$78,874	$74,244	2Q23
New York, NY	72	—	—	36	36	39,800	31,260	2Q23
Barnstable Town, MA	120	120	—	—	—	31,135	31,135	2Q23
Dallas, TX	80	80	—	—	—	14,861	11,698	2Q23
Dallas, TX	11	11	—	—	—	5,511	3,018	2Q23
Charlotte, NC	328	328	—	—	—	59,233	48,236	2Q23 - 3Q23
Austin, TX	188	188	—	—	—	36,017	30,876	2Q23 - 3Q23
Hartford, CT	128	128	—	—	—	21,916	21,916	3Q23
Hartford, CT	122	122	—	—	—	20,531	20,531	3Q23
Boston, MA	167	—	91	48	28	72,790	43,896	4Q23
Phoenix, AZ	199	199	—	—	—	51,794	27,097	3Q23 - 4Q23
Naples, FL	188	188	—	—	—	54,370	14,510	4Q23 - 1Q24
Phoenix, AZ	204	204	—	—	—	50,496	26,232	4Q23 - 1Q24
Tampa, FL	206	206	—	—	—	49,685	13,209	4Q23 - 1Q24
Austin, TX	196	196	—	—	—	39,627	28,749	3Q23 - 1Q24
Houston, TX	130	130	—	—	—	31,100	18,575	4Q23 - 1Q24
Kansas City, MO	134	134	—	—	—	20,860	20,860	1Q24
Cincinnati, OH	122	122	—	—	—	16,385	7,811	1Q24
Washington D.C.	302	—	190	89	23	156,276	83,169	2Q24
Dallas, TX	72	72	—	—	—	20,427	4,760	3Q23 - 2Q24
Dallas, TX	52	52	—	—	—	16,035	6,832	1Q24 - 2Q24
Washington D.C.	137	—	10	90	37	115,127	43,060	3Q24
Killeen, TX	256	256	—	—	—	64,133	10,163	3Q24
Sacramento, CA	100	—	—	70	30	48,486	6,549	3Q24
Burley, UK	70	—	—	45	25	10,284	2,819	3Q24
Peterborough, UK	80	—	—	52	28	9,669	2,740	3Q24
Boston, MA	160	—	82	37	41	148,590	78,849	4Q24
Sherman, TX	237	237	—	—	—	75,626	6,598	2Q24 - 4Q24
San Jose, CA	685	509	—	143	33	175,381	166,309	1Q25
San Jose, CA	158	—	—	158	—	61,929	32,044	1Q25
Columbus, OH	409	409	—	—	—	82,069	16,596	2Q25
Little Rock, AR	283	283	—	—	—	13,893	4,736	3Q25
Sunrise Developments(2)	726	—	—	422	304	190,048	122,870	2Q23 - 3Q24
Subtotal	6,480	4,174	373	1,261	672	1,882,958	1,061,947

Seniors Housing Triple-net
Raleigh, NC	191	—	151	40	—	131,118	103,302	2Q23

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 03/31/23	Estimated Conversion
Beaumont-Port Arthur, TX			33,000	100%	Yes	11,615	6,261	2Q23
Houston, TX			16,830	100%	Yes	8,847	5,050	2Q23
Houston, TX			178,446	100%	Yes	108,068	28,216	4Q23
Oklahoma City, OK			134,285	100%	Yes	89,928	69,457	4Q23
Houston, TX			121,368	100%	Yes	84,384	12,714	1Q24
Santa Fe, NM			90,000	100%	Yes	45,977	8,001	3Q24
Subtotal			573,929			348,819	129,699

Total Development Projects						$2,362,895	$1,294,948
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development but excludes capitalized interest.
(2) Relates to eight properties with a weighted-average ownership of 41%.
(3) Estimated conversion ranges relate to projects to be delivered in phases.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2023 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	40	6,480	7.3%	$439,462	$381,549	$821,011	$1,882,958
Seniors Housing Triple-net	1	191	9.3%	27,816	—	27,816	131,118
Outpatient Medical	6	573,929	6.1%	182,214	36,906	219,120	348,819
Total	47		7.2%	$649,492	$418,455	$1,067,947	$2,362,895

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q23 actual	$57,473	0.4%	6.7%	2023 actual	$57,473	0.4%	6.7%
2Q23 estimate	408,888	2.5%	8.3%	2023 estimate	911,144	2.4%	7.3%
3Q23 estimate	179,676	1.3%	6.6%	2024 estimate	1,118,479	0.6%	7.3%
4Q23 estimate	322,580	3.0%	6.5%	2025 estimate	333,272	4.9%	6.8%
1Q24 estimate	365,982	1.6%	6.5%	Total	$2,420,368	1.9%	7.2%
2Q24 estimate	213,885	(1.2)%	8.3%
3Q24 estimate	314,396	0.8%	7.2%
4Q24 estimate	224,216	0.4%	7.9%
1Q25 estimate	237,310	6.5%	6.5%
2Q25 estimate	82,069	0.4%	7.8%
3Q25 estimate	13,893	4.1%	6.9%
Total	$2,420,368	1.9%	7.2%

Unstabilized Properties
	12/31/2022 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	3/31/2023 Properties	Beds / Units
Seniors Housing Operating	49	(4)	4	1	50	6,722
Seniors Housing Triple-net	17	(3)	—	1	15	1,491
Total	66	(7)	4	2	65	8,213

Occupancy	12/31/2022 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	3/31/2023 Properties
0% - 50%	28	—	4	2	(4)	30
50% - 70%	26	(1)	—	—	(1)	24
70% +	12	(6)	—	—	5	11
Total	66	(7)	4	2	—	65

Occupancy	3/31/2023 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	30	12	$44,429	0.7%	$873,779	2.1%
50% - 70%	24	24	92,799	1.5%	683,768	1.6%
70% +	11	27	65,951	1.0%	377,582	0.9%
Total	65	11	$203,179	3.2%	$1,935,129	4.6%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 12.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$959,844	89,152	units
Seniors Housing Triple-net	398,356	27,489	units
Outpatient Medical	489,400	20,188,159	square feet
Long-Term/Post-Acute Care	245,624	25,856	beds
Total In-Place NOI(2)	2,093,224
Incremental stabilized NOI(3)	107,489
Total stabilized NOI	$2,200,713

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	12,615,399
Secured debt(4)	3,468,795
Financing lease liabilities	113,254
Total debt	$16,197,448
Add (Subtract):
Other liabilities (assets), net(5)	$381,615
Cash and cash equivalents and restricted cash	(638,796)
Net obligations	$15,940,267

Other Assets
Land parcels	$235,255	Effective Interest Rate(8)
Real estate loans receivable(6)	1,512,496	11.0%
Non-real estate loans receivable(7)	258,917	11.6%
Joint venture real estate loans receivables(9)	267,699	5.9%
Other investments(10)	15,243
Property dispositions(11)	382,304
Development properties:(12)
Current balance	1,340,427
Unfunded commitments	1,278,675
Committed balances	$2,619,102
Projected yield	7.2%
Projected NOI	$188,575

Common Shares Outstanding(13)	498,159
Notes:
(1) Includes $13,702,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 18 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,051,371,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$446,027
Below market tenant lease intangibles, net	27,212
Deferred taxes, net	(50,165)
Intangible assets, net	(159,684)
Other non-cash liabilities / (assets), net	7,141
Total non-cash liabilities/(assets), net	$270,531

(6) Represents $1,525,536,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $13,040,000 of credit allowances.
(7) Represents $429,663,000 of non-real estate loans, net of $170,746,000 of credit allowances.
(8) Average cash-pay interest rates are 7.2%, 1.7% and 5.9% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Primarily represents the estimated fair value of 3.4% ownership in Seniors Housing Operating portfolios excluded from IPNOI.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 9-10. Also includes expansion projects.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1,2)
	1Q22	2Q22	3Q22	4Q22	1Q23
Revenues:
Seniors Housing Operating
Resident fees and services	$965,574	$1,000,571	$1,057,814	$1,091,043	$1,138,916
Interest income	1,398	1,642	2,210	2,388	2,318
Other income	3,007	(1,251)	1,729	1,715	2,510
Total revenues	969,979	1,000,962	1,061,753	1,095,146	1,143,744

Seniors Housing Triple-net
Rental income	121,233	123,557	116,233	122,267	119,786
Interest income	33,097	31,725	32,726	31,837	31,540
Other income	1,471	1,786	1,307	1,361	1,675
Total revenues	155,801	157,068	150,266	155,465	153,001

Outpatient Medical
Rental income	160,288	163,808	170,051	174,182	182,044
Interest income	71	65	80	86	91
Other income	3,238	2,347	1,859	2,548	3,055
Total revenues	163,597	166,220	171,990	176,816	185,190

Long-Term/Post-Acute Care
Rental income	68,841	68,598	70,356	71,021	80,423
Interest income	5,107	5,499	5,760	5,982	6,367
Other income	234	—	513	153	193
Total revenues	74,182	74,097	76,629	77,156	86,983

Corporate
Other income	3,183	3,665	3,942	7,714	5,147
Total revenues	3,183	3,665	3,942	7,714	5,147

Total
Rental income	350,362	355,963	356,640	367,470	382,253
Resident fees and services	965,574	1,000,571	1,057,814	1,091,043	1,138,916
Interest Income	39,673	38,931	40,776	40,293	40,316
Other Income	11,133	6,547	9,350	13,491	12,580
Total revenues	1,366,742	1,402,012	1,464,580	1,512,297	1,574,065

Property operating expenses:
Seniors Housing Operating	774,936	777,178	831,556	866,482	894,981
Seniors Housing Triple-net	7,441	7,799	7,710	6,924	7,917
Outpatient Medical	50,599	51,177	53,684	53,259	58,977
Long-Term/Post-Acute Care	3,973	3,916	4,034	3,426	4,040
Corporate	2,615	2,645	5,794	5,086	3,877
Total property operating expenses	839,564	842,715	902,778	935,177	969,792

Net operating income:
Seniors Housing Operating	195,043	223,784	230,197	228,664	248,763
Seniors Housing Triple-net	148,360	149,269	142,556	148,541	145,084
Outpatient Medical	112,998	115,043	118,306	123,557	126,213
Long-Term/Post-Acute Care	70,209	70,181	72,595	73,730	82,943
Corporate	568	1,020	(1,852)	2,628	1,270
Net operating income	$527,178	$559,297	$561,802	$577,120	$604,273
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 17. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%. Excludes NOI related to a leasehold portfolio interest for 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent was paid in excess of net cash flow relating to the leasehold properties and therefore, the leasehold interests were excluded from NOI and relevant metrics such as property count, unit count, IPNOI. same store NOI, RevPOR and same store RevPOR. Effective April 1, 2022, the lease was terminated and the related lease termination income was also excluded from NOI.
(2) The results related to the 205 properties previously reported as Health System have been reclassified to Seniors Housing Triple-net and Long-Term/Post-Acute Care for all periods.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	March 31, 2023		March 31, 2023
Net income (loss)	$123,452		$28,635
Interest expense	552,226		144,403
Income tax expense (benefit)	5,279		3,045
Depreciation and amortization	1,345,392		339,112
EBITDA	2,026,349		515,195
Loss (income) from unconsolidated entities	25,477		7,071
Stock-based compensation	27,709		9,124
Loss (gain) on extinguishment of debt, net	697		5
Loss (gain) on real estate dispositions, net	6,144		(747)
Impairment of assets	30,131		12,629
Provision for loan losses, net	11,098		777
Loss (gain) on derivatives and financial instruments, net	5,751		930
Other expenses	98,346		22,745
Lease termination and leasehold interest adjustment(2)	(56,397)		—
Casualty losses, net of recoveries	14,865		4,487
Other impairment(3)	(620)		—
Total adjustments	163,201		57,021
Adjusted EBITDA	$2,189,550		$572,216

Interest Coverage Ratios
Interest expense	$552,226		$144,403
Capitalized interest	35,347		10,335
Non-cash interest expense	(22,728)		(5,083)
Total interest	$564,845		$149,655
EBITDA	$2,026,349		$515,195
Interest coverage ratio	3.59	x	3.44	x
Adjusted EBITDA	$2,189,550		$572,216
Adjusted Interest coverage ratio	3.88	x	3.82	x

Fixed Charge Coverage Ratios
Total interest	$564,845		$149,655
Secured debt principal amortization	57,088		14,942
Total fixed charges	$621,933		$164,597
EBITDA	$2,026,349		$515,195
Fixed charge coverage ratio	3.26	x	3.13	x
Adjusted EBITDA	$2,189,550		$572,216
Adjusted Fixed charge coverage ratio	3.52	x	3.48	x

Net Debt to EBITDA Ratios
Total debt(4)			$15,074,320
Less: cash and cash equivalents and restricted cash			(638,796)
Net debt			$14,435,524
EBITDA Annualized			$2,060,780
Net debt to EBITDA ratio			7.00	x
Adjusted EBITDA Annualized			$2,288,864
Net debt to Adjusted EBITDA ratio			6.31	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Effective April 1, 2022, our leasehold interest relating to the master lease with National Health Investors ("NHI") for 17 properties assumed in conjunction with the Holiday Retirement acquisition was terminated as a result of the transition or sale of the properties by NHI. We recognized a gain of $58,621,000 related to the termination of this lease in other income. The net impact of these leasehold properties inclusive of the gain has been excluded from Adjusted EBITDA.
(3) Primarily related to the release of previously reserved straight-line receivables.
(4) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $113,254,000. Excludes operating lease liabilities of $301,915,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	15,074,320	41.83%
Cash and cash equivalents and restricted cash	(638,796)	(1.77)%
Net debt to consolidated book capitalization	$14,435,524	40.06%
Total equity(4)	21,596,155	59.94%
Consolidated book capitalization	$36,031,679	100.00%
Joint venture debt, net(5)	961,987
Total book capitalization	$36,993,666

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	15,074,320	33.92%
Cash and cash equivalents and restricted cash	(638,796)	(1.44)%
Net debt to consolidated undepreciated book capitalization	$14,435,524	32.48%
Accumulated depreciation and amortization	8,417,151	18.94%
Total equity(4)	21,596,155	48.58%
Consolidated undepreciated book capitalization	$44,448,830	100.00%
Joint venture debt, net(5)	961,987
Total undepreciated book capitalization	$45,410,817

Enterprise value
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	15,074,320	29.46%
Cash and cash equivalents and restricted cash	(638,796)	(1.25)%
Net debt to consolidated enterprise value	$14,435,524	28.21%
Common shares outstanding	496,295
Period end share price	71.69
Common equity market capitalization	$35,579,389	69.54%
Noncontrolling interests(4)	1,148,000	2.24%
Consolidated enterprise value	$51,162,913	100.00%
Joint venture debt, net(5)	961,987
Total enterprise value	$52,124,900

Secured debt as % of total assets
Secured debt(2)	$2,474,837	5.28%
Gross asset value(6)	$46,911,040

Total debt as % of gross asset value
Total debt(2)(3)	$15,074,320	32.13%
Gross asset value(6)	$46,911,040

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$12,486,229	30.64%
Unencumbered gross assets(7)	$40,756,547

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $113,254,000 and excludes operating lease liabilities of $301,915,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate (8)
2023	$—		$—	$550,304	$235,171	$(133,747)	$651,728		4.05%	5.16%
2024	—		1,350,000	376,620	176,613	(70,161)	1,833,072		11.40%	4.11%
2025	—		1,260,000	287,203	523,455	(42,398)	2,028,260		12.61%	3.94%
2026	—		700,000	139,870	71,331	(19,720)	891,481		5.54%	4.12%
2027	—		1,906,654	186,449	114,490	(38,285)	2,169,308		13.49%	4.49%
2028	—		1,430,295	93,809	25,480	(11,003)	1,538,581		9.57%	4.49%
2029	—		1,050,000	289,308	35,698	(916)	1,374,090		8.54%	3.66%
2030	—		750,000	56,660	30,155	(124)	836,691		5.20%	3.14%
2031	—		1,350,000	6,556	32,630	(130)	1,389,056		8.64%	2.77%
2032	—		1,050,000	47,516	3,377	(135)	1,100,758		6.84%	4.08%
Thereafter	—		1,768,450	472,513	70,501	(40,295)	2,271,169		14.12%	5.03%
Totals	$—		$12,615,399	$2,506,808	$1,318,901	$(356,914)	$16,084,194		100.00%

Weighted Avg. Interest Rate(8)	—		4.06%	4.55%	4.33%	4.70%	4.14%

Weighted Avg. Maturity Years	—	(2)	6.8	4.6	4.4	3.1	6.3	(2)

% Floating Rate Debt(8)	100.00%		11.06%	27.67%	19.35%	44.51%	13.58%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	Investment Hedges(9)
United States	$—	$10,910,000	$1,560,038	$995,867	$(138,481)	$13,327,424	$—
United Kingdom	—	1,298,745	—	—	—	1,298,745	2,338,617
Canada	—	406,654	946,770	323,034	(218,433)	1,458,025	794,824
Totals	$—	$12,615,399	$2,506,808	$1,318,901	$(356,914)	$16,084,194	$3,133,441

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of March 31, 2023. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2026 and a $3,000,000,000 tranche that matures on June 4, 2025. Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $184,843,000 USD at March 31, 2023). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and CDOR + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $221,811,000 USD at March 31, 2023) that matures on January 15, 2027.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $680,295,000 USD at March 31, 2023). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $618,450,000 USD at March 31, 2023). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $301,915,000 and finance lease liabilities of $113,254,000 related to ASC 842 adoption.
(8) Based on variable interest rates and foreign currency exchange rates in effect as of March 31, 2023. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, SOFR-based floating rate debt, LIBOR-based floating rate debt and CDOR-based floating rate debt to fixed rate debt.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $146,527,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties, or transaction costs. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room at our Seniors Housing Operating properties. These metrics are calculated as our pro rata version of total resident fees and services revenues or property operating expenses from the income statement divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and includes any revenue or expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	1Q22	2Q22	3Q22	4Q22	1Q23
Net income (loss)	$65,751	$95,672	$(2,653)	$1,798	$28,635
Loss (gain) on real estate dispositions, net	(22,934)	3,532	(1,064)	4,423	(747)
Loss (income) from unconsolidated entities	2,884	7,058	6,698	4,650	7,071
Income tax expense (benefit)	5,013	3,065	3,257	(4,088)	3,045
Other expenses	26,069	35,166	15,481	24,954	22,745
Impairment of assets	—	—	4,356	13,146	12,629
Provision for loan losses, net	(804)	165	490	10,469	777
Loss (gain) on extinguishment of debt, net	(12)	603	2	87	5
Loss (gain) on derivatives and financial instruments, net	2,578	(1,407)	6,905	258	930
General and administrative expenses	37,706	36,554	34,811	41,319	44,371
Depreciation and amortization	304,088	310,295	353,699	342,286	339,112
Interest expense	121,696	127,750	139,682	140,391	144,403
Consolidated net operating income	542,035	618,453	561,664	579,693	602,976
NOI attributable to unconsolidated investments(1)	20,142	23,648	27,374	24,950	26,354
NOI attributable to noncontrolling interests(2)	(34,999)	(82,804)	(27,236)	(27,523)	(25,057)
Pro rata net operating income (NOI)(3)	$527,178	$559,297	$561,802	$577,120	$604,273

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,143,744	$153,001	$185,190	$86,983	$5,147	$1,574,065
Property operating expenses	(894,981)	(7,917)	(58,977)	(4,040)	(3,877)	(969,792)
NOI(3)	248,763	145,084	126,213	82,943	1,270	604,273
Adjust:
Interest income	(2,318)	(31,540)	(91)	(6,367)	—	(40,316)
Other income	(2,338)	(826)	(285)	(193)	(1,148)	(4,790)
Sold / held for sale	371	2	115	(1,857)	—	(1,369)
Non operational(4)	1,367	—	(265)	(84)	—	1,018
Non In-Place NOI(5)	(6,167)	(13,104)	(5,078)	(13,140)	(122)	(37,611)
Timing adjustments(6)	283	(27)	1,741	104	—	2,101
Total adjustments	(8,802)	(45,495)	(3,863)	(21,537)	(1,270)	(80,967)
In-Place NOI	239,961	99,589	122,350	61,406	—	523,306
Annualized In-Place NOI	$959,844	$398,356	$489,400	$245,624	$—	$2,093,224

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	959	373	435	241	2,008
Recent acquisitions/ development conversions(7)	(98)	(13)	(44)	—	(155)
Under development	(41)	—	(6)	—	(47)
Under redevelopment(8)	(9)	—	(4)	(6)	(19)
Current held for sale	(5)	—	(1)	(7)	(13)
Land parcels, loans and sub-leases	(21)	(8)	(9)	—	(38)
Transitions(9)	(29)	(13)	—	(150)	(192)
Other(10)	(10)	—	—	(2)	(12)
Same store properties	746	339	371	76	1,532
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to certain leasehold properties. See page 12 for more information.
(3) Represents Welltower's pro rata share of NOI. See page 12 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions
(7) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	1Q22	2Q22	3Q22	4Q22	1Q23	Y/o/Y
Seniors Housing Operating
NOI	$195,043	$223,784	$230,197	$228,664	$248,763
Non-cash NOI on same store properties	(1,865)	(1,187)	(1,324)	(1,277)	(1,301)
NOI attributable to non-same store properties	(12,519)	(16,414)	(33,760)	(26,766)	(35,634)
Currency and ownership adjustments(1)	(3,570)	(1,892)	(649)	610	(522)
Normalizing adjustment for government grants(2)	(1,993)	(16,804)	(2,190)	(2,595)	(51)
Normalizing adjustment for casualty related expenses, net(3)	(156)	2,010	1,607	5,515	5,049
Other normalizing adjustments(4)	385	140	—	—	—
SSNOI(5)	175,325	189,637	193,881	204,151	216,304	23.4%

Seniors Housing Triple-net
NOI	148,360	149,269	142,556	148,541	145,084
Non-cash NOI on same store properties	(7,727)	(13,320)	(10,878)	(10,378)	(12,561)
NOI attributable to non-same store properties	(44,561)	(43,146)	(39,741)	(43,968)	(37,903)
Currency and ownership adjustments(1)	(1,656)	(818)	295	371	(212)
Other normalizing adjustments(4)	(213)	—	—	—	—
SSNOI	94,203	91,985	92,232	94,566	94,408	0.2%

Outpatient Medical
NOI	112,998	115,043	118,306	123,557	126,213
Non-cash NOI on same store properties	(3,237)	(3,417)	(3,867)	(4,445)	(4,294)
NOI attributable to non-same store properties	(1,989)	(4,483)	(5,731)	(9,329)	(11,676)
Currency and ownership adjustments(1)	575	437	192	(153)	180
Other normalizing adjustments(4)	(146)	166	(1,056)	—	(440)
SSNOI	108,201	107,746	107,844	109,630	109,983	1.6%

Long-Term/Post-Acute Care
NOI	70,209	70,181	72,595	73,730	82,943
Non-cash NOI on same store properties	(840)	(725)	(1,654)	(1,526)	(1,538)
NOI attributable to non-same store properties	(46,869)	(47,050)	(47,914)	(49,478)	(58,075)
Currency and ownership adjustments(1)	(136)	(123)	(84)	(16)	(22)
Other normalizing adjustments(4)	—	—	(327)	—	—
SSNOI	22,364	22,283	22,616	22,710	23,308	4.2%

Corporate
NOI	568	1,020	(1,852)	2,628	1,270
NOI attributable to non-same store properties	(568)	(1,020)	1,852	(2,628)	(1,270)
SSNOI	—	—	—	—	—

Total
NOI	527,178	559,297	561,802	577,120	604,273
Non-cash NOI on same store properties	(13,669)	(18,649)	(17,723)	(17,626)	(19,694)
NOI attributable to non-same store properties	(106,506)	(112,113)	(125,294)	(132,169)	(144,558)
Currency and ownership adjustments(1)	(4,787)	(2,396)	(246)	812	(576)
Normalizing adjustments, net	(2,123)	(14,488)	(1,966)	2,920	4,558
SSNOI	$400,093	$411,651	$416,573	$431,057	$444,003	11.0%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.37 and to translate UK properties at a GBP/USD rate of 1.20.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(4) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(5) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$913,152	$109,328	$114,201	$1,136,681
Unconsolidated SHO revenues attributable to Welltower(1)	35,174	1,174	23,232	59,580
SHO revenues attributable to noncontrolling interests(2)	(18,432)	(11,234)	(22,851)	(52,517)
Pro rata SHO revenues(3)	929,894	99,268	114,582	1,143,744
SHO interest and other income	(13,722)	(66)	(439)	(14,227)
SHO revenues attributable to sold and held for sale properties	(1,119)	—	—	(1,119)
Currency and ownership adjustments(4)	(2,175)	(1,167)	(1,594)	(4,936)
SHO local revenues	912,878	98,035	112,549	1,123,462
Average occupied units/month	53,962	3,642	13,054	70,658
RevPOR/month in USD	$5,717	$9,097	$2,914	$5,374
RevPOR/month in local currency(4)		£7,581	$3,992

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	1Q22	1Q23	1Q22	1Q23	1Q22	1Q23	1Q22	1Q23
SHO SS RevPOR Growth
Consolidated SHO revenues	$786,071	$913,152	$101,099	$109,328	$109,442	$114,201	$996,612	$1,136,681
Unconsolidated SHO revenues attributable to WELL(1)	26,834	35,174	—	1,174	22,274	23,232	49,108	59,580
SHO revenues attributable to noncontrolling interests(2)	(43,901)	(18,432)	(9,367)	(11,234)	(22,473)	(22,851)	(75,741)	(52,517)
SHO pro rata revenues(3)	769,004	929,894	91,732	99,268	109,243	114,582	969,979	1,143,744
Non-cash and non-RevPOR revenues on same store properties	(2,404)	(1,981)	(5)	(27)	(30)	(340)	(2,439)	(2,348)
Revenues attributable to non-same store properties	(77,075)	(156,775)	(2,756)	(4,690)	(7,899)	(12,297)	(87,730)	(173,762)
Currency and ownership adjustments(4)	15,127	—	(9,385)	(1,113)	(7,619)	(1,298)	(1,877)	(2,411)
SHO SS revenues(5)	$704,652	$771,138	$79,586	$93,438	$93,695	$100,647	$877,933	$965,223
Avg. occupied units/month(6)	43,152	44,318	3,122	3,461	11,234	11,442	57,508	59,221
SHO SS RevPOR(7)	$5,519	$5,881	$8,615	$9,124	$2,819	$2,973	$5,159	$5,508
SS RevPOR YOY growth		6.6%		5.9%		5.5%		6.8%

SHO SSNOI Growth
Consolidated SHO NOI	$160,239	$199,833	$18,224	$19,197	$26,155	$30,568	$204,618	$249,598
Unconsolidated SHO NOI attributable to WELL(1)	3,616	5,859	—	(558)	5,950	6,825	9,566	12,126
SHO NOI attributable to noncontrolling interests(2)	(12,801)	(5,560)	(1,345)	(1,962)	(4,866)	(5,438)	(19,012)	(12,960)
SHO pro rata NOI(3)	151,054	200,132	16,879	16,677	27,239	31,955	195,172	248,764
Non-cash NOI on same store properties	(1,873)	(1,296)	(4)	(4)	12	(1)	(1,865)	(1,301)
NOI attributable to non-same store properties	(9,639)	(30,907)	354	660	(3,363)	(5,387)	(12,648)	(35,634)
Currency and ownership adjustments(4)	6	20	(1,784)	(205)	(1,792)	(339)	(3,570)	(524)
Normalizing adjustment for government grants(8)	(582)	(51)	(416)	—	(995)	—	(1,993)	(51)
Normalizing adjustment for casualty related expenses(9)	(156)	5,068	—	—	—	(18)	(156)	5,050
Other normalizing adjustments(10)	385	—	—	—	—	—	385	—
SHO pro rata SSNOI(5)	$139,195	$172,966	$15,029	$17,128	$21,101	$26,210	$175,325	$216,304
SHO SSNOI growth		24.3%		14.0%		24.2%		23.4%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$639,686		$62,854		$101,433		$803,973
Average units in service(11)		55,809		4,397		14,341		74,547
SSNOI/unit in USD		$11,462		$14,295		$7,073		$10,785
SSNOI/unit in local currency(4)				£11,913		$9,689
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove revenues and NOI related to certain leasehold properties. See page 12 for more information.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 12 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.37 and to translate UK properties at a GBP/USD rate of 1.20.
(5) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 19 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents normalizing adjustment for amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(9) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(10) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of the COVID-19 pandemic; uncertainty regarding the implementation and impact of the CARES Act and future stimulus or other COVID-19 relief legislation; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated May 2, 2023 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), a REIT and S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. Welltower invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

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